UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2022

Biofrontera Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40943	47-3765675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Presidential Way, Suite 330 Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 245-1325

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BFRI	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights		The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock, each at an exercise price of $5.00 per share	BFRIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described in Item 5.07 below, on December 12, 2022, the stockholders of Biofrontera Inc. (the “Company”) approved an amendment (the “Amendment”) to the Biofrontera Inc. 2021 Omnibus Incentive Plan (the “Plan”) to increase the number of shares authorized for issuance by 2,589,800 from 2,750,000 shares to 5,339,800 shares. The Amendment previously had been approved, subject to stockholder approval, by the Board of Directors of the Company on October 20, 2022.

A copy of the Amendment and a description of the Plan is included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 8, 2022 (“Proxy Statement”) and is incorporated herein by reference. The foregoing description of the Amendment and the Plan is qualified by reference to the amended and restated Plan, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 12, 2022, the Company held virtually its Annual General Meeting of Shareholders (the “Annual Meeting”) in which shareholders voted on three proposals and casted their votes as described below. Details of the proposals are described in Proxy Statement. There were present at the Annual Meeting, represented by proxy or in person, holders of 12,454,388 shares of the Company’s common stock, constituting a quorum.

No other matters were considered and voted on by the stockholders at the Annual Meeting.

The Company’s independent inspector of election reported the final vote of the stockholders as follows:

1.Election of Loretta Wedge as Class I Director

For	Withheld	Broker Non-Votes
7,486,331	2,034,869	2,933,188

As a result, Ms. Wedge was elected for a term expiring at the 2025 annual meeting of stockholders or until her earlier death, resignation or removal.

2.Approval of Amendment to Increase the Number of Shares of Common Stock Authorized for Issuance under the Plan

For	Against	Abstain	Broker Non-Votes
4,768,084	4,739,209	13,907	2,933,188

As a result, the Amendment was duly approved by the Company’s stockholders and effective as of December 12, 2022, the total number of shares authorized for issuance under the Plan was increased to 5,339,800 shares of stock.

3. Ratification of Appointment of Independent Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
10,267,203	2,059,792	127,393	N/A

As a result, the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was ratified.

Item 9.01 Financial Statements and Exhibits.

10.1†	Biofrontera Inc. 2021 Omnibus Incentive Plan (as amended and restated on December 12, 2022)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

†Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 16, 2022	Biofrontera Inc.
(Date)	(Registrant)

/s/ Erica L. Monaco
Erica L. Monaco
Chief Executive Officer